Exhibit 10.9.2

PROPOSED AMENDMENTS TO
STRATASYS LTD.
2022 SHARE INCENTIVE PLAN

Pursuant to the authority reserved to the Board of Directors (the “Board”) of Stratasys Ltd., an Israeli company (the “Company”), under Section 23 of the Company’s 2022 Share Incentive Plan (the “Plan”), and subject to approval by the shareholders of the Company (the “Shareholders”) at an Extraordinary General Meeting of Shareholders of the Company to be held on September 28, 2023 (the “Shareholder Meeting”), the Board hereby amends the Plan as follows:

1.
Effective as of the conclusion of the Shareholder Meeting, Section 5.1 of the Plan is hereby amended and restated to read in its entirety as follows:

“The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be 3,649,625. Notwithstanding the foregoing, the total number of Shares that may be issued pursuant to Incentive Stock Options granted under this Plan shall be 3,649,625, subject to adjustment as provided in Section 14.1. The Board may, at its discretion, reduce the number of Shares that may be issued pursuant to Awards under this Plan, at any time (provided that such reduction does not derogate from any issuance of Shares in respect of Awards then outstanding).”

2.
Effective as of, and subject to the completion of, the merger of Tetris Sub Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), with and into Desktop Metal, Inc., a Delaware corporation (“Desktop Metal”), whereby Desktop Metal will survive as a direct, wholly-owned subsidiary of the Company (the “Merger”), Section 5.1 of the Plan shall be amended and restated once again to read in its entirety as follows:

“The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall be 4,715,492. Notwithstanding the foregoing, the total number of Shares that may be issued pursuant to Incentive Stock Options granted under this Plan shall be 4,715,492, subject to adjustment as provided in Section 14.1. The Board may, at its discretion, reduce the number of Shares that may be issued pursuant to Awards under this Plan, at any time (provided that such reduction does not derogate from any issuance of Shares in respect of Awards then outstanding).”

This Second Amendment to the Plan was duly adopted by the Board on August 17, 2023.